    As filed with the Securities and Exchange Commission on November 17, 2000

                                                    Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CRAFTMADE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  75-2057054
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

         650 SOUTH ROYAL LANE
            COPPELL, TEXAS                               75019-1037
(Address of Principal Executive Offices)                 (Zip Code)

                                   ----------

              CRAFTMADE INTERNATIONAL, INC. 1999 STOCK OPTION PLAN

                          CRAFTMADE INTERNATIONAL, INC.
                      2000 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the Plans)

                                   ----------

                                KATHLEEN B. OHER
                             CHIEF FINANCIAL OFFICER
                          CRAFTMADE INTERNATIONAL, INC.
                              650 SOUTH ROYAL LANE
                            COPPELL, TEXAS 75019-1037
                     (Name and address of agent for service)

                                 (972) 393-3800
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                                BRIAN D. BARNARD
                              HAYNES AND BOONE, LLP
                                 201 MAIN STREET
                                   SUITE 2200
                             FORT WORTH, TEXAS 76102
                                 (817) 347-6600

                                   ----------

                                  CALCULATION OF REGISTRATION FEE
=================================================================================================
                             AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF SECURITIES         TO BE         OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
 TO BE REGISTERED(1)      REGISTERED(2)         SHARE(3)             PRICE(3)          FEE(3)
-------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value......      375,000              $8.03            $3,011,250.00        $794.97
=================================================================================================

(1) This registration statement also covers an equal number of rights to purchase shares of Craftmade International, Inc.'s Series A Preferred Stock, par value $1.00 per share, issuable pursuant to Craftmade International, Inc.'s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2) The number of shares being registered represents (i) 300,000 shares being registered under the Craftmade International, Inc. 1999 Stock Option Plan and (ii) 75,000 shares being registered under the Craftmade International, Inc. 2000 Non-Employee Director Stock Plan. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.

(3) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and
     (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the Nasdaq National Market on November 16, 2000 ($8.03 per share).

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


                                     PART II

               INFORMATION REQUESTED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Craftmade International, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (Commission File No. 000-26667) as filed with the Commission on September 26, 2000;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 (Commission File no. 000-26667) as filed with the Commission on November 8, 2000;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed on Form 8-A (Commission File No. 1-10471) as filed with the Commission on February 27, 1990;

     (d) The description of Rights to Purchase Series A Preferred Stock, par value $1.00 per share, of the Company (which Rights are transferable only with related shares of Common Stock) contained in the Registration Statement filed on Form 8-A (Commission File No. 000-26667) as filed with the Commission on July 9, 1999; and

     (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that a corporation is empowered to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, vote of stockholders or disinterested directors or otherwise.

     Article Ninth of the Certificate of Incorporation of the Company, as amended, provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Company, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Company.

     Article Eighth of the Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

     The Company intends to maintain insurance against liabilities incurred by its officers and directors in defense of actions to which they are made parties by reason of their positions as officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

  Exhibit No.       Description of Exhibits

      4.1  -        Specimen Common Stock Certificate, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No.
                    333-70823) and incorporated by reference herein.

      4.2  -        Rights Agreement, dated as of June 23, 1999, between
                    Craftmade International, Inc. and Harris Trust and Savings
                    Bank, as Rights Agent, previously filed as an exhibit to Form 8-K dated July 9, 1999 (File No. 000-26667) and incorporated by reference herein.

      4.3  -        Craftmade International, Inc. 1999 Stock Option Plan,
                    previously filed as Exhibit A to the Company's Proxy
                    Statement on Schedule 14A dated October 4, 2000 (File No.
                    000-26667) and incorporated by reference herein.

      4.4  -        Craftmade International, Inc. 2000 Non-Employee Director
                    Stock Plan, previously filed as Exhibit B to the Company's
                    Proxy Statement on Schedule 14A dated October 4, 2000 (File
                    No. 000-26667) and incorporated by reference herein.

      5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

     23.1* - Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2* -        Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

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*    Filed herewith.

ITEM 9. UNDERTAKINGS

     a.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 17th day of November, 2000.

                                       CRAFTMADE INTERNATIONAL, INC.


                                       By:        /s/ James R. Ridings
                                           ------------------------------------
                                                   James R. Ridings
                                            Chairman of the Board, President
                                             and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Ridings and Kathleen B. Oher, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of November, 2000.

            Signature                                             Title

       /s/ James R. Ridings                          Chairman of the Board, President
-----------------------------------                Chief Executive Officer and Director
        James R. Ridings                               (Principal Executive Officer)

       /s/ Kathleen B. Oher                        Chief Financial Officer and Director
-----------------------------------                     (Principal Financial and
         Kathleen B. Oher                                  Accounting Officer)

      /s/ Clifford Crimmings                                   Director
-----------------------------------
       Clifford Crimmings

       /s/ Jerry E. Kimmel                                     Director
-----------------------------------
        Jerry E. Kimmel

      /s/ A. Paul Knuckley                                     Director
-----------------------------------
       A. Paul Knuckley

     /s/ Neall W. Humphrey                                     Director
-----------------------------------
       Neall W. Humphrey

        /s/ John DeBlois                                       Director
-----------------------------------
         John DeBlois

      /s/ Lary C. Snodgrass                                    Director
-----------------------------------
       Lary C. Snodgrass

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
------              -----------

      4.1  -        Specimen Common Stock Certificate, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (File No.
                    333-70823) and incorporated by reference herein.

      4.2  -        Rights Agreement, dated as of June 23, 1999, between
                    Craftmade International, Inc. and Harris Trust and Savings
                    Bank, as Rights Agent, previously filed as an exhibit to
                    Form 8-K dated July 9, 1999 (File No. 000-26667) and
                    incorporated by reference herein.

      4.3  -        Craftmade International, Inc. 1999 Stock Option Plan,
                    previously filed as Exhibit A to the Company's Proxy
                    Statement on Schedule 14A dated October 4, 2000 (File No.
                    000-26667) and incorporated by reference herein.

      4.4  -        Craftmade International, Inc. 2000 Non-Employee Director
                    Stock Plan, previously filed as Exhibit B to the Company's
                    Proxy Statement on Schedule 14A dated October 4, 2000 (File
                    No. 000-26667) and incorporated by reference herein.

      5.1* - Opinion of Haynes and Boone, LLP with respect to validity of the issuance of the securities.

     23.1* - Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2* -        Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

     24.1* - Power of attorney of the directors of the Company (included on the signature page of the Registration Statement).

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*    Filed herewith.